UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                        SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 1, 2004

                              Ohana Enterprises, Inc.
                         ------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

            001-07894                                 95-2312900
            ---------                                 ----------
   (Commission File Number)               (IRS Employer Identification Number)



                                7275 Murdy Circle
                           Huntington Beach, CA 92647
                           --------------------------
                    (Address of principal executive offices)

                                 (310) 456-3199
                                 ---------------
              (Registrant's telephone number, including area code)


                              Erly Industries, Inc.
                         Torchmail Communications, Inc.
                         Previous name of the Registrant
=======================================================================

ITEM 5.  OTHER EVENTS

            Hudson Consulting Group, Inc. ("Hudson Consulting"), Axia Group, Inc. ("Axia"), Richard Surber ("Surber"), and Ed Haidenthaller ("Haidenthaller") (collectively, "Hudson") and Ohana Enterprises, Inc. ("Ohana Enterprises"), Isaac P. Simmons ("Simmons"), Kathryn A. Christmann ("Christmann"), David Cronshaw ("Cronshaw"), Interactive Ideas ("Interactive Ideas"), Jonathan Thomas ("Thomas"), and Phillip Crawford ("Crawford") (collectively "Ohana") were parties to a certain action entitled Hudson Consulting Group, Inc. v. Ohana Enterprises, Inc., et.al. pending in the Third Judicial District Court of Salt Lake County, State of Utah (Civil No. 030805949) (the "Action"). Hudson Consulting and Simmons, Christmann, Cronshaw, Interactive Ideas, Thomas and Crawford are parties to the Stock Purchase Agreement dated August 27, 2002 as the same has been amended by the First Amendment to Stock Purchase Agreement dated October 10, 2002 (as amended "Stock Purchase Agreement") and the Stock Pledge Agreement dated August 27, 2002 ("Stock Pledge Agreement"). The Action was settled by Hudson and the Company on February 20, 2004 for the sum of $117,000, without either Hudson or Ohana admitting or denying any of the claims or allegations contained in the Action or otherwise, thereby resolving all obligations under the Stock Purchase Agreement and releasing all stock pledged under the Stock Pledge Agreement. The parties executed a mutual general release which stipulates that all agreements between the parties have been fully satisfied and that all claims between the Hudson and Ohana parties have been resolved. The term "Ohana" as used herein specifically excludes Gerard Nolan who is a party to the Action, but who was not a party to the Release.

        Pursuant to the requirement of Section 13 and 15(d) of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2004

Ohana Enterprises, Inc.
A Delaware Corporation

By:  /s/ Catherine Thompson
---------------------------------
Catherine Thompson
Chief Financial Officer, Secretary